AMENDMENT 10.49

                         AMENDMENT #1 TO
                  PROMISSORY NOTE DATED 3/01/96

This amendment is to modify the terms of payment in the original promissory note by and between Rainbow Investments Company
("Rainbow") and Midcoast Energy Resources, Inc. ("Midcoast") dated March 1, 1996, in the original principal amount of $175,000.

It is hereby, mutually agreed that effective March 1, 1996, the annual interest rate shall be the Prime rate plus two and one-half (2.5%) as defined in the original note.

DATED May 1, 1996


RAINBOW INVESTMENTS COMPANY


By:_______________________________
    Stevens G. Herbst, President




MIDCOAST ENERGY RESOURCES, INC.


By:_______________________________
    Dan C. Tutcher, President